Exhibit (a) (1) (VI)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

(Including the Associated Preferred Share Purchase Rights)

Of

IMPERIAL SUGAR COMPANY

at

$6.35 Net Per Share

Pursuant to the Offer to Purchase dated May 11, 2012

by

LOUIS DREYFUS COMMODITIES SUBSIDIARY INC.,

a wholly owned subsidiary of

LD COMMODITIES SUGAR HOLDINGS LLC,

a wholly owned subsidiary of

LOUIS DREYFUS COMMODITIES LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON MONDAY, JUNE 11, 2012, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

May 11, 2012

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 11, 2012 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal for Shares (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Louis Dreyfus Commodities Subsidiary Inc., a Texas corporation (“Purchaser”) and a wholly owned subsidiary of LD Commodities Sugar Holdings LLC, a Delaware limited liability company (“LDCSH”) to purchase all outstanding shares of common stock, without par value (together with the associated preferred share purchase rights, the “Shares”), of Imperial Sugar Company, a Texas corporation (“Imperial Sugar”), at a purchase price of $6.35 per Share, net to the seller in cash (the “Offer Price”), without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

THE BOARD OF DIRECTORS OF IMPERIAL SUGAR UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES INTO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for the Offer is $6.35 per Share, net to you in cash, without interest, less any required withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 1, 2012 (as it may be amended or supplemented from time to time in accordance with its terms, the “Merger

Agreement”), by and among LDCSH, Purchaser and Imperial Sugar, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of the remaining conditions set forth therein, Purchaser will merge with and into Imperial Sugar (the “Merger”), with Imperial Sugar continuing as the surviving corporation in the Merger as a wholly owned subsidiary of LDCSH. At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares that are held by any shareholders who properly demand appraisal in connection with the Merger as described in the Offer to Purchase) will be converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes, except for Shares then owned by LDCSH, Imperial Sugar or any of their respective wholly owned subsidiaries, which will be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

4. After careful consideration, the Imperial Sugar Board has unanimously (1) determined that the Merger Agreement and all of the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are advisable and in the best interests of Imperial Sugar and its shareholders, (2) approved the Merger Agreement and all of the transactions contemplated by the Merger Agreement, and (3) determined to recommend that the holders of Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer, and, if necessary under applicable law, vote in favor of the approval of the Merger Agreement.

5. The Offer and withdrawal rights will expire at 9:00 a.m., New York City time, on Monday, June 11, 2012, unless the Offer is extended.

6. The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase, including there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares that when added to the Shares then beneficially owned by LDCSH and its subsidiaries would represent one Share more than sixty-six and two-thirds percent (66 2/3%) of the total number of then outstanding Shares on a fully diluted basis (which total number is the number of Shares issued and outstanding plus the number of Shares which Imperial Sugar would be required to issue pursuant to any then outstanding options, warrants or other rights to acquire Shares (other than the Top-Up Option (as defined in the Offer to Purchase)) regardless of whether or not then vested).

7. Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

(Including the Associated Preferred Share Purchase Rights)

of

IMPERIAL SUGAR COMPANY

at

$6.35 NET PER SHARE

Pursuant to the Offer to Purchase dated May 11, 2012

by

LOUIS DREYFUS COMMODITIES SUBSIDIARY INC.,

a wholly owned subsidiary of

LD COMMODITIES SUGAR HOLDINGS LLC,

a wholly owned subsidiary of

LOUIS DREYFUS COMMODITIES LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 11, 2012 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal for Shares (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by Louis Dreyfus Commodities Subsidiary Inc., a Texas corporation (“Purchaser”) and a wholly owned subsidiary of LD Commodities Sugar Holdings LLC, a Delaware limited liability company, to purchase all outstanding shares of common stock, without par value (together with the associated preferred share purchase rights, the “Shares”), of Imperial Sugar Company, a Texas corporation, at a purchase price of $6.35 per Share, net to the seller in cash, without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                      SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering shareholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the Expiration Date.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:
(Signature(s))

(Please Print Name(s))

Address

(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.

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